840 Putnam Utilities Growth & Income Fund
4/30/03 Semi-annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:


72DD1	(000s omitted)

Class A   7,287
Class B   1,283
Class C   41

72DD2	(000s omitted)

Class M   58

73A1

Class A   0.11
Class B   0.08
Class C   0.08

73A2

Class M   0.09

74U1 (000s omitted)

Class A	64,034
Class B	14,663
Class C	480

74U2 (000s omitted)

Class M	 577

74V1

Class A	7.22
Class B	7.17
Class C	7.18

74V2

Class M	7.20